UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Portman Ridge Finance Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE
Portman Ridge Finance Corporation announced that the date for its respective special meetings of stockholders has been moved from June 20, 2025 until June 27, 2025. A copy of the announcement is included herein.

Portman Ridge Announces Adjournment of Special Meeting of Stockholders to Allow Additional Time for Stockholders to Vote “FOR” the Share Issuance Proposal

Stockholders of PTMN Who Have Voted Thus Far Have Expressed Strong Support for the Proposed Merger, with Favorability in Excess of 85%

Logan Ridge Stockholders Approved Merger at its Special Meeting of Stockholders Held on June 20, 2025

NEW YORK, June 20, 2025 – Portman Ridge Finance Corporation (NASDAQ: PTMN) (“Portman Ridge” or “PTMN”) announced today the adjournment of its Special Meeting of Stockholders (the “PTMN Special Meeting”) to provide stockholders with additional time to cast their vote to approve the share issuance proposal in connection with the proposed merger of Logan Ridge Finance Corporation (NASDAQ: LRFC) (“Logan Ridge” or “LRFC”) with and into PTMN (the “Share Issuance Proposal”).

The PTMN Special Meeting, convened on June 20, 2025, has been adjourned and will reconvene on Friday, June 27, 2025, at 10:00 am ET. Stockholders of PTMN can attend the meeting and cast their votes by following the instructions outlined in the amended joint proxy statement. Alternatively, stockholders can also access the virtual meeting and vote by going to the following website: http://www.virtualshareholdermeeting.com/PTMN2025SM, or by calling 1-833-218-3911 and providing the control number which is listed in the proxy card received.

At the time the PTMN Special Meeting was adjourned, stockholders who had already cast their votes showed strong support for the Share Issuance Proposal, with favorability in excess of 85% of voting shares. Under PTMN’s organizational documents, the proposed merger requires the approval of a majority of the quorum of holders of PTMN Common Stock. Currently, over 48% of PTMN’s outstanding shares have voted or abstained from voting their shares. Accordingly, less than 2% of shares outstanding still need to vote or make an election to abstain from voting their shares in order to reach the required quorum threshold of a majority of PTMN Common Stock issued and outstanding. The Board of Directors of PTMN unanimously recommends that stockholders vote “FOR” the Share Issuance Proposal.

On June 20, 2025, Logan Ridge stockholders voted to approve the merger with Portman Ridge, representing a key milestone in the proposed transaction. With this approval, the merger remains subject to the approval by the Portman Ridge stockholders of the Share Issuance Proposal and the satisfaction of other customary closing conditions.

The record date for determining stockholders entitled to vote at the reconvened Special Meeting remains the close of business on May 6, 2025. Stockholders as of the record date are eligible to vote, even if they have subsequently sold their shares. Stockholders who have already voted do not need to take any further action. Proxies previously submitted will be voted at the reconvened meetings unless properly revoked.

The Board of Directors of PTMN respectfully requests stockholders vote their proxies as soon as possible. Voting promptly will help ensure that the Special Meeting can proceed without further delays.

Stockholders can access the joint proxy statement and prospectus by clicking HERE. Stockholders who have questions about the meeting date, joint proxy statement or about voting their shares should contact PTMN’s proxy solicitor, Broadridge, at 1-833-218-3911.

About Portman Ridge Finance Corporation

PTMN is a publicly traded, externally managed closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. PTMN’s middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. PTMN’s investment activities are managed by its investment adviser, Sierra Crest Investment Management LLC, an affiliate of BC Partners Advisors L.P. PTMN’s filings with the Securities and Exchange Commission (“SEC”), earnings releases, press releases and other financial, operational and governance information are available on Portman Ridge’s website at www.portmanridge.com.

About Logan Ridge Finance Corporation

LRFC is a business development company (a “BDC”) that invests primarily in first lien loans and, to a lesser extent, second lien loans and equity securities issued by lower middle-market companies. LRFC invests in performing, well-established middle-market businesses that operate across a wide range of industries. It employs fundamental credit analysis, targeting investments in businesses with relatively low levels of cyclicality and operating risk. For more information, visit www.loganridgefinance.com.

About BC Partners Advisors L.P. and BC Partners Credit

BC Partners Advisors L.P. (“BC Partners”) is a leading international investment firm in private equity, private credit and real estate strategies. Established in 1986, BC Partners has played an active role in developing the European buyout market for three decades.
Today, BC Partners executives operate across markets as an integrated team through the firm’s offices in North America and Europe. For more information, please visit https://www.bcpartners.com/.

BC Partners Credit was launched in February 2017 and has pursued a strategy focused on identifying attractive credit opportunities in any market environment and across sectors, leveraging the deal sourcing and infrastructure made available from BC Partners.

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements in this communication constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to future operating results of PTMN and LRFC, and distribution projections; business prospects of PTMN and LRFC, and the prospects of their portfolio companies; and the impact of the investments that PTMN and LRFC expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this communication involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the ability of the parties to consummate the merger on the expected timeline, or at all; (ii) the expected synergies and savings associated with the merger; (iii) the ability to realize the anticipated benefits of the merger, including the expected elimination of certain expenses and costs due to the merger; (iv) the percentage of PTMN shareholders and LRFC shareholders voting in favor of the applicable Proposal (as defined below) submitted for their approval; (v) the possibility that competing offers or acquisition proposals will be made; (vi) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived; (vii) risks related to diverting management’s attention from ongoing business operations; (viii) the combined company’s plans, expectations, objectives and intentions, as a result of the merger; (ix) any potential termination of the merger agreement; (x) the future operating results and net investment income projections of PTMN, LRFC or, following the closing of the merger, the combined company; (xi) the ability of Sierra Crest to implement its future plans with respect to the combined company; (xii) the ability of Sierra Crest and its affiliates to attract and retain highly talented professionals; (xiii) the business prospects of PTMN, LRFC or, following the closing of the merger, the combined company, and the prospects of their portfolio companies; (xiv) the impact of the investments that PTMN, LRFC or, following the closing of the merger, the combined company expect to make; (xv) the ability of the portfolio companies of PTMN, LRFC or, following the closing of the merger, the combined company to achieve their objectives; (xvi) the expected financings and investments and additional leverage that PTMN, LRFC or, following the closing of the merger, the combined company may seek to incur in the future; (xvii) the adequacy of the cash resources and working capital of PTMN, LRFC or, following the closing of the merger, the combined company; (xviii) the timing of cash flows, if any, from the operations of the portfolio companies of PTMN, LRFC or, following the closing of the merger, the combined company; (xix) the risk that stockholder litigation in connection with the merger may result in significant costs of defense and liability; and (xx) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities). PTMN and LRFC have based the forward-looking statements included in this document on information available to them on the date hereof, and they assume no obligation to update any such forward-looking statements. Although PTMN and LRFC undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that PTMN and LRFC in the future may file with the SEC, including the Registration Statement and Joint Proxy Statement (in each case, as defined below), annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

No Offer or Solicitation

This communication is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in PTMN, LRFC or in any fund or other investment vehicle managed by BC Partners or any of its affiliates.

Additional Information and Where to Find It

This communication relates to the proposed merger of PTMN and LRFC and certain related matters (the “Proposals”). In connection with the Proposals, PTMN has filed a registration statement (Registration No. 333-285230) with the SEC (the “Registration Statement”) that contains a combined joint proxy statement for PTMN and LRFC and a prospectus of PTMN (the “Joint Proxy Statement”) and has mailed the Joint Proxy Statement to its and LRFC’s respective shareholders. The Registration Statement and Joint Proxy Statement contain important information about PTMN, LRFC and the Proposals. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. SHAREHOLDERS OF PTMN AND LRFC ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PTMN, LRFC AND THE PROPOSALS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s website, http://www.sec.gov or, for documents filed by PTMN, from PTMN’s website at https://www.portmanridge.com, and, for documents filed by LRFC, from LRFC’s website at https://www.loganridgefinance.com.

Participants in the Solicitation

PTMN, its directors, certain of its executive officers and certain employees and officers of Sierra Crest and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Proposals. Information about the directors and executive officers of PTMN is set forth in its proxy statement for its 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2025. LRFC, its directors, certain of its executive officers and certain employees and officers of Mount Logan and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Proposals. Information about the directors and executive officers of LRFC is set forth in the Annual Report on Form 10-K/A, which was filed with the SEC on April 29, 2025. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the PTMN and LRFC shareholders in connection with the Proposals will be contained in the Registration Statement, including the Joint Proxy Statement included therein, and other relevant materials when such documents become available. These documents may be obtained free of charge from the sources indicated above.

Contacts:
Portman Ridge Finance Corporation
650 Madison Avenue, 3rd floor
New York, NY 10022

Brandon Satoren
Chief Financial Officer
Brandon.Satoren@bcpartners.com

(212) 891-2880

The Equity Group Inc.
Lena Cati
lcati@equityny.com
(212) 836-9611

Val Ferraro
vferraro@equityny.com
(212) 836-9633